Exhibit 10.3

Loan No. 00031748T03-A

AMENDED AND RESTATED LETTER OF CREDIT PROMISSORY NOTE

THIS AMENDED AND RESTATED LETTER OF CREDIT PROMISSORY NOTE (this “Promissory Note”) to the Credit Agreement  dated July 3, 2017 (such agreement, as may be amended, hereinafter referred to as the “Credit Agreement”), is entered into as of February 23, 2018 between FARM CREDIT SERVICES OF AMERICA, PCA, a federally-chartered instrumentality of the United States (“Lender”) and LINCOLNWAY ENERGY, LLC, Nevada, Iowa, a limited liability company (together with its permitted successors and assigns, the “Borrower”).  Capitalized terms not otherwise defined in this Promissory Note will have the meanings set forth in the Credit Agreement.

RECITALS

(A)      This Promissory Note amends, restates, replaces and supersedes, but does not constitute payment of the indebtedness evidenced by, the promissory note set forth in the Amended and Restated Letter of Credit Promissory Note numbered 00031748T03, dated as of July 3, 2017 between Lender and the Borrower.

SECTION 1.            LETTER OF CREDIT COMMITMENT.  On the terms and conditions set forth in the Credit Agreement and this Promissory Note, Lender agrees to make loan(s) to the Borrower during the period set forth below in an aggregate principal amount not to exceed $1,937,400.00 at any one time outstanding (the “Commitment”).  Within the limits of the Commitment, the Borrower may borrow, repay and re-borrow.

SECTION 2.             PURPOSE.  The purpose of the Commitment is to allow the Borrower to open an irrevocable letter of credit (“Letter of Credit”) for its account.

SECTION 3.             TERM.  The term of the Commitment will be from the date hereof, up to and including May 1, 2021, or such later date as Agent may, in its sole discretion, authorize in writing (the “Term Expiration Date”).  Notwithstanding the foregoing, the Commitment will be renewed for an additional year only if, on or before the Term Expiration Date, Agent provides to the Borrower a written notice of renewal for an additional year (a “Renewal Notice”).  If on or before the Term Expiration Date, Lender grants a short-term extension of the Commitment, the Commitment will be renewed for an additional year only if Agent provides to the Borrower a Renewal Notice on or before such extended expiration date.  All annual renewals will be measured from, and effective as of, the same day as the Term Expiration Date in any year.

SECTION 4.             LIMITS ON ADVANCES, AVAILABILITY, ETC.  Letter of Credit will be issued within a reasonable period of time after Agent’s receipt of a duly completed and executed copy of Agent’s then current form of Application and Reimbursement Agreement or, if applicable, in accordance with the terms of any CoTrade Agreement between the parties, and will reduce the amount available under the Commitment by the maximum amount capable of being drawn thereunder.  Any draw under the Letter of Credit issued hereunder will be deemed a loan under the Commitment and will be repaid in accordance with this Promissory Note.  The Letter of Credit must be in form and content acceptable to Agent and must expire no later than the maturity date of the Commitment.

LINCOLNWAY ENERGY, LLC
Nevada, Iowa
Promissory Note No. 00031748T03-A
SECTION 5.             INTEREST.  (A)The Borrower agrees to pay interest on the unpaid balance of the loan(s) in accordance with the following interest rate option(s):

(A)      One-Month LIBOR Index Rate.  At a rate (rounded upward to the nearest 1/100th and adjusted for reserves required on Eurocurrency Liabilities (as hereinafter defined) for banks subject to FRB Regulation D (as hereinafter defined) or required by any other federal law or regulation) per annum equal at all times to 3.150% (the "LIBOR Margin") above the higher of:  (1) zero percent (0.00%); or (2) the rate reported at 11:00 a.m. London time for the offering of one (1)‑month U.S. dollars deposits, by Bloomberg Information Services (or any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by Agent from time to time, for the purpose of providing quotations of interest rates applicable to dollar deposits in the London interbank market) on the first U.S. Banking Day (as hereinafter defined) in each week, with such rate to change weekly on such day.  The rate will be reset automatically, without the necessity of notice being provided to Agent, the Borrower, or any other party, on the first U.S. Banking Day of each succeeding week, and each change in the rate will be applicable to all balances subject to this option.  Information about the then-current rate will be made available upon telephonic request.  For purposes hereof:  (a) “U.S. Banking Day” means a day on which Agent is open for business and banks are open for business in New York, New York; (b) “Eurocurrency Liabilities” will have the meaning as set forth in “FRB Regulation D”; and (c) “FRB Regulation D” means Regulation D as promulgated by the Board of Governors of the Federal Reserve System, 12 CFR Part 204, as amended.

Interest will be calculated on the actual number of days each loan is outstanding on the basis of a year consisting of 360 days and will be payable monthly in arrears by the 20th day of the following month or on such other day as Agent will require in a written notice to the Borrower (“Interest Payment Date”).

SECTION 6.             PROMISSORY NOTE.  The Borrower promises to repay the unpaid principal balance of the loans on the Term Expiration Date, as the term may be extended from time to time.

In addition to the above, the Borrower promises to pay interest on the unpaid principal balance of the loans at the times and in accordance with the provisions set forth herein.

SECTION 7.             SECURITY.  The Borrower’s obligations hereunder and, to the extent related hereto, under the Credit Agreement, will be secured as provided in Section 2.4 of the Credit Agreement.

SECTION 8.             FEES.

(A)      Letter of Credit Fee(s):  The Borrower agrees to pay to Agent any fees, administrative expenses, and other customary charges that Agent may charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation, and administration of the letter of credit.  In addition, the Borrower agrees to pay to Agent:

1.          Issuance Fee.  Upon the issuance of any new letter of credit, an issuance fee equal to $1,000.00.

LINCOLNWAY ENERGY, LLC
Nevada, Iowa
Promissory Note No. 00031748T03-A
2.          Commission Fee.  A commission fee equal to the LIBOR Margin multiplied by the face amount of the letter of credit (computed on the basis of a year of 360 days and actual days elapsed), which fee shall be payable quarterly in arrears on the 20th of each calendar quarter following issuance of the Letter of Credit, and on the last day of the term of the Commitment.

SIGNATURE PAGE FOLLOWS

LINCOLNWAY ENERGY, LLC
Nevada, Iowa
Promissory Note No. 00031748T03-A
SIGNATURE PAGE TO PROMISSORY NOTE

IN WITNESS WHEREOF, the parties have caused this Promissory Note to the Credit Agreement to be executed by their duly authorized officer(s).

LINCOLNWAY ENERGY, LLC

By:	/s/ Kristine A. Strum

Name:	Kristine A. Strum

Title:	Director of Finance

LINCOLNWAY ENERGY, LLC
Nevada, Iowa
Promissory Note No. 00031748T03-A
SIGNATURE PAGE TO PROMISSORY NOTE

IN WITNESS WHEREOF, the parties have caused this Promissory Note to the Credit Agreement to be executed by their duly authorized officer(s).

FARM CREDIT SERVICES OF AMERICA, PCA

By:	/s/ Andrew D. McKay

Name:	Andrew D. McKay

Title:	Vice President